Exhibit 10.18

ENOVA INTERNATIONAL, INC.

2014 LONG-TERM INCENTIVE PLAN AWARD AGREEMENT

FOR GRANT OF RESTRICTED STOCK UNITS

This 2014 Long-Term Incentive Plan Award Agreement for Grant of Restricted Stock Units (the “Agreement”) is entered into as of                     , 2014, by and between Enova International, Inc. (the “Company”) and                      (“Associate”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Enova International, Inc. 2014 Long-Term Incentive Plan (the “Plan”), which is administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 4 and Section 9 of the Plan, the Committee has elected to grant Associate an award (the “Award”) of Restricted Stock Units (“RSUs”) to encourage Associate’s continued loyalty and diligence; and such Award will vest under the terms of the Plan over the period ending on the fourth anniversary of the Grant Date (as defined below); and

WHEREAS, the RSUs represent the unfunded and unsecured promise of the Company to issue to Associate an equivalent number of shares of the common stock of the Company or its successors (“Common Stock”) at a future date, subject to the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Award.

a. General. Subject to the restrictions and other conditions set forth herein, the Company, for and on behalf of the Company, and/or any Affiliate (as defined in the Plan) that employs Associate, hereby grants to Associate an Award of                      RSUs.

b. Grant Date. The Award was granted to Associate on                     , 2014 (the “Grant Date”).

2. Vesting. The Award shall vest as follows: Substantially equal 25% increments of the RSUs shall vest on each of the following dates as long as Associate remains continuously employed by the Company or any of its Affiliates through the applicable vesting date:

25% - on the first anniversary of the Grant Date;

25% - on the second anniversary of the Grant Date;

25% - on the third anniversary of the Grant Date; and

25% - on the fourth anniversary of the Grant Date.

Any RSUs that have not vested shall remain subject to forfeiture under Section 3 of this Agreement.

3. Treatment of Award Upon Termination or Failure to Vest. Upon Associate’s termination of employment with the Company and all of its Affiliates for any reason (including death), any portion of the Award that has not yet vested as provided in Section 2 of this Agreement shall be immediately forfeited, and Associate shall forfeit any and all rights in or to such unvested portion of the Award.

4. Payment of Awards. (a) As each 25%-portion of the Award vests, the Company shall instruct its transfer agent to issue a stock certificate evidencing the conversion of such vested RSUs into whole vested shares of Common Stock in the name of Associate (or if Associate has died, in the name of Associate’s designated beneficiary or, if no beneficiary has been designated, Associate’s estate (“Beneficiary”)) within a reasonable time after the vesting date of such 25%-portion of the Award, but (b) in no event will the Common Stock relating to the then-vesting portion of the Award be transferred to Associate (or, if applicable, to Associate’s Beneficiary) later than December 31 of the calendar year in which the vesting date for the then-vesting portion of the Award occurs. The Company shall not be required to deliver any fractional shares of Common Stock under the Award. Any fractional shares shall be rounded up to the next whole share.

5. Change in Control.

a. Vesting and Payment. If, within 12 months after the occurrence of a Change in Control (as defined below), Associate has a Qualifying Termination (as defined below) the entire Award shall automatically become 100% vested as of the date of the Qualifying Termination as long as Associate has remained continuously employed by the Company or by an Affiliate from the Grant Date through the date of such Qualifying Termination. In such event, the shares of Common Stock evidencing vested RSUs shall be delivered to Associate in a lump sum within 60 days following the date of the Qualifying Termination. For purposes of this Section 5(a), the following terms shall have the following meanings:

(i) “Cause” shall be determined solely by the Company or the Committee (and, if Associate is an officer of the Company, only by the Committee) in the exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

(a) Associate’s willful and continued failure to substantially perform his or her duties with the Company or an Affiliate (other than any such failure resulting from the Associate’s disability); or

(b) Associate’s conviction of a felony; or

(c) Associate willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, no act or failure to act on the Associate’s part shall be deemed “willful” unless done, or omitted to be done, by the Associate not in good faith and without reasonable belief that the action or omission was in the best interests of the Company.

(ii) “Change in Control” shall mean an event that is a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Code §409A and applicable guidance issued thereunder (“Code §409A”). Notwithstanding the above, a “Change in Control” shall not include any event that is not treated under Code §409A as a change in control event with respect to Associate. Notwithstanding the incorporation of certain provisions from the Treasury Regulations under Code §409A, the Company intends that all payments under this Agreement be exempt from Code §409A under the exemption for short-term deferrals in Treasury Regulations Section 1.409A-1(b)(4).

(iii) “Qualifying Termination” shall mean a separation from service (as defined in Treasury Regulation Section 1.409A-1(h)(1)) resulting from the Company’s or an Affiliate’s involuntary termination of Associate’s employment, other than a termination for Cause.

b. Cash America Ownership. Notwithstanding the foregoing, neither a change in ownership nor a change in effective control shall be considered to have occurred as a result of any acquisition or disposition of the Company’s stock by, or an increase in the percentage of the Company’s stock owned by, Cash America International, Inc. or any entity required to be aggregated with Cash America International, Inc. under Code Sections 414(b) or 414(c). For clarification purposes and without limiting the foregoing, the acquisition or disposition of the Company’s stock in a public offering or sale or in a spin-off transaction by Cash America International, Inc. shall not result in a Change in Control unless required by Code §409A.

c. Substitution. Notwithstanding anything set forth herein to the contrary, upon a Change in Control, the Committee, in its sole discretion, may, in lieu of issuing Common Stock, provide Associate with an equivalent amount payable in the form of cash.

d. Effect of Other Agreements. In the event that Associate is a party to an employment agreement or a change in control agreement with the Company or Affiliate that provides for vesting of stock-based awards upon a Change in Control or termination of employment following a Change in Control, this Section 5 shall not supersede such other agreement, and Associate shall be entitled to the benefits of both this Agreement and such other agreement.

6. Agreement of Associate. Associate acknowledges that certain restrictions under state or federal securities laws may apply with respect to the shares of Common Stock to be issued pursuant to the Award. Specifically, Associate acknowledges that, to the extent Associate is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the shares of Common Stock to be issued as a result of the Award are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144). Associate hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws. Notwithstanding anything herein to the contrary and only to the extent permitted under Code §409A, a payment may be delayed to the extent the Company reasonably anticipates that making the payment will violate federal securities laws or other applicable laws.

7. Withholding. Upon the issuance of shares to Associate pursuant to this Agreement, Associate shall pay an amount equal to the amount of all applicable federal, state and local employment taxes which the Company is required to withhold at any time. Such payment may be made in cash or, with respect to the issuance of shares to Associate pursuant to this Agreement, by delivery of whole shares of Common Stock (including shares issuable under this Agreement) in accordance with Section 14(a) of the Plan and the terms of Code §409A.

8. Adjustment of Awards.

a. If there is an increase or decrease in the number of issued and outstanding shares of Common Stock through the payment of a stock dividend or resulting from a stock split, a recapitalization, or a combination or exchange of shares of Common Stock, then the number of outstanding RSUs hereunder shall be adjusted so that the proportion of such Award to the Company’s total issued and outstanding shares of Common stock remains the same as existed immediately prior to such event.

a. If there is spin-off or other similar distribution to the Company’s shareholders of stock of an Affiliate, the number and type of shares subject to the Award shall be adjusted by the Committee (which adjustment may include Shares, stock of such Affiliate, cash or a combination thereof) so that the value of the outstanding Award immediately prior to such event is preserved, as determined by the Committee in its sole discretion. If stock of an Affiliate or former Affiliate becomes subject to the Award as a result of any such adjustment, the terms of the Agreement shall apply to such stock in the same manner as if it were Shares.

b. Except as provided in Sections 8(a) and 8(b) of this Agreement, no adjustment in the number of shares of Common Stock subject to any outstanding portion of the RSUs shall be made upon the issuance by the Company of shares of any class of its capital stock or securities convertible into shares of any class of capital stock, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon the conversion of any other obligation of the Company that may be convertible into such shares or other securities.

c. Upon the occurrence of events affecting Common Stock other than those specified in Sections 8(a), 8(b) and 8(c) of this Agreement, the Committee may make such other adjustments to awards as are permitted under Section 5(c) of the Plan. This section shall not be construed as limiting any other rights the Committee may have under the terms of the Plan.

9. Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, as may be amended from time to time, which are hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control. For avoidance of doubt and without limiting anything herein or in the Plan, Associate hereby acknowledges that the compensation recovery provisions described in Section 14(o) of the Plan apply to the Award granted hereunder and this Agreement.

10. Miscellaneous.

a. Limitation of Rights. The granting of the Award and the execution of the Agreement shall not give Associate any rights to (1) similar grants in future years, (2) any right to be retained in the employ or service of the Company or any of its Affiliates, or (3) interfere in any way with the right of the Company or its Affiliates to terminate Associate’s employment or services at any time.

b. Interpretation. Associate accepts this Award subject to all the terms and provisions of the Plan and this Agreement. The undersigned Associate hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

c. Claims Procedure. Any dispute or claim for benefits by any person under this Agreement shall be determined by the Committee in accordance with the claims procedures under the Enova International, Inc. Nonqualified Savings Plan.

d. Shareholder Rights. Neither Associate nor Associate’s Beneficiary shall have any of the rights of a shareholder with respect to any shares of Common Stock issuable upon vesting of any portion of this Award, including, without limitation, a right to cash dividends or a right to vote, until (i) such portion of the Award is vested, and (ii) such shares have been delivered and issued to Associate or Associate’s Beneficiary pursuant to Section 4 of this Agreement.

e. Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

f. Controlling Law. The Agreement is being made in Illinois and shall be construed and enforced in accordance with the laws of that state.

g. Construction. The Agreement and the Plan contain the entire understanding between the parties, and supersedes any prior understanding and agreements between them, representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

h. Amendments to Comply With Code §409A. Notwithstanding the foregoing, if any provision of this Agreement would cause compensation to be includible in Associate’s income pursuant to Code §409A(a)(1), then, to the extent permitted by Code §409A, the Company may amend the Agreement in such a way as to cause substantially similar economic results without causing such inclusion; any such amendment shall be made by providing notice of such amendment to Associate, and shall be binding on Associate.

i. Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

j. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of Associate’s heirs, legal representatives, successors and assigns.

k. Execution/Acceptance. This Agreement may be executed and/or accepted electronically and/or executed in duplicate counterparts, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first set forth above.

ENOVA INTERNATIONAL, INC.
(For and on behalf of itself, and/or any Affiliate of the
Company that employs Associate)
200 West Jackson Blvd., Suite 2400
Chicago, Illinois 60606

By:

ASSOCIATE*

[Associate Name]

* Electronic acceptance of this Award by Associate shall bind Associate by the terms of this Agreement pursuant to Section 10(k) of this Agreement.